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                                                                     EXHIBIT 8.1



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

                                                   LATHAM & WATKINS
                                                   ATTORNEYS AT LAW
                                           633 WEST FIFTH STREET, SUITE 4000
            CHICAGO OFFICE                 LOS ANGELES, CALIFORNIA 90071-2007               ORANGE COUNTY OFFICE
            --------------                      TELEPHONE (213) 485-1234                    --------------------
        SEARS TOWER, SUITE 5800                    FAX (213) 891-8763                 650 TOWN CENTER DRIVE, SUITE 2000
        CHICAGO, ILLINOIS 60606                                                       COSTA MESA, CALIFORNIA 92626-1925
       TELEPHONE (312) 876-7700                                                           TELEPHONE (714) 540-1235
          FAX (312) 993-9767                           __________                            FAX (714) 755-8290

           HONG KONG OFFICE                                                                   SAN DIEGO OFFICE
           ----------------                                                                   ----------------
              23RD FLOOR                      PAUL R. WATKINS (1899 - 1973)              701 "B" STREET, SUITE 2100
   STANDARD CHARTERED BANK BUILDING             DANA LATHAM (1898 - 1974)             SAN DIEGO, CALIFORNIA 92101-8197
  4 DES VOEUX ROAD CENTRAL, HONG KONG                                                     TELEPHONE (619) 236-1234
       TELEPHONE + 852-2905-6400                       __________                            FAX (619) 696-7419
          FAX + 852-2905-6940
                                                                                            SAN FRANCISCO OFFICE
             LONDON OFFICE                                                                  ---------------------
             -------------                                                            505 MONTGOMERY STREET, SUITE 1900
            ONE ANGEL COURT                                                         SAN FRANCISCO, CALIFORNIA 94111-2562
        LONDON EC2R 7HJ ENGLAND                                                           TELEPHONE (415) 391-0600
      TELEPHONE + 44-171-374 4444                                                            FAX (415) 395-8095
         FAX + 44-171-374 4460
                                                                                            SILICON VALLEY OFFICE
             MOSCOW OFFICE                                                                  ---------------------
             -------------                                                                     75 WILLOW ROAD
ULITSA GASHEKA, 7, DUCAT II, 9th Floor                                                MENLO PARK, CALIFORNIA 94025-3656
        MOSCOW, RUSSIA 125047                                                             TELEPHONE (650) 328-4600
      TELEPHONE + 7-095 785-1234                                                             FAX (650) 463-2600
         FAX + 7-095 785-1235
                                                                                                TOKYO OFFICE
           NEW JERSEY OFFICE                                                                    ------------
           -----------------                                                              INFINI AKASAKA, MINATO-KU
           ONE NEWARK CENTER                                                                  TOKYO 107, JAPAN
     NEWARK, NEW JERSEY 07101-3174                                                        TELEPHONE +813-3423-3970
       TELEPHONE (973) 639-1234                                                              FAX +813-3423-3971
          FAX (973) 639-7298
                                                                                           WASHINGTON, D.C. OFFICE
            NEW YORK OFFICE                                                                -----------------------
            ---------------                                                        1001 PENNSYLVANIA AVE., N.W., SUITE 1300
     885 THIRD AVENUE, SUITE 1000                                                        WASHINGTON, D.C. 20004-2505
     NEW YORK, NEW YORK 10022-4802                                                        TELEPHONE (202) 637-2200
       TELEPHONE (2122) 906-1200                                                              FAX (202) 637-2201
          FAX (212) 751-4864
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                                November 21, 1997



AMB Property Corporation
505 Montgomery Street
San Francisco, California 94111

       Re: Registration Statement of AMB Property Corporation under Rule 462(b) Federal Income Tax Consequences
            -------------------------------

Ladies and Gentlemen:

        We have acted as tax counsel to AMB Property Corporation, a Maryland corporation (the "Company"), in connection with its sale of up to 2,300,000 shares of common stock of the Company pursuant to a registration statement, under Rule 462(b) of the Securities Act of 1933, filed with the Securities and Exchange Commission on November 21, 1997 (including each document incorporated by reference therein, the "Registration Statement"), in connection with the registration statement of the Company on Form S-11, filed with the Securities and Exchange Commission on September 18, 1997 (file number 333-35915), as amended as of the date hereof.

        You have requested our opinion concerning certain of the Federal income tax consequences to the Company and the purchasers of the securities described above in connection with the sale described above. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement concerning the business, properties and governing documents of the Company and AMB Property, L.P. (the "Operating Partnership"), and their subsidiaries. We have also been furnished with, and with your consent have relied upon, (i) certain representations made by the Company and the Operating Partnership with respect to certain factual matters through a certificate of an officer

LATHAM & WATKINS
AMB Property Corporation
November 21, 1997
Page 2


of the Company (the "Officer's Certificate"), (ii) certain representations made by AMB Institutional Realty Advisors, Inc., a California corporation ("AMBIRA"), with respect to certain factual matters through a certificate of an officer of AMBIRA (the "AMBIRA Officer's Certificate"), (iii) certain representations made by AMB Investments, Inc., a California corporation ("AMBII"), with respect to certain factual matters through a certificate of an officer of AMBII (the "AMBII Officer's Certificate"), and (iv) certain representations (collectively, the "Proxy Representations") made by AMB Current Income Fund, Inc., a Maryland corporation ("CIF"), AMB Value Added Fund, Inc., a Maryland corporation ("VAF"), and Western Properties Fund-I, a California limited partnership, as set forth in
Exhibit I to that certain Joint Proxy Statement/Offering Memorandum/Consent Solicitation dated as of July 17, 1997 (the "Proxy"). With respect to certain matters relating to CIF and VAF (and their successors), we have relied upon the opinion of Morrison & Foerster, counsel to CIF and VAF (and such successors), dated November 21, 1997. With respect to matters of Maryland law, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll, counsel for the Company, dated November 21, 1997. With respect to certain matters relating to the tax status of certain shareholders of AMBIRA, we have relied upon the opinion of Farella Braun & Martel LLP, counsel for such shareholders, dated November 21, 1997.

        In our capacity as tax counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the Federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other Federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

        Based on such facts, assumptions and representations, it is our opinion that:

        1. Commencing with the Company's taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation, as described in the representations of the Company and the Operating Partnership referred to above, will enable the Company to meet the requirements for qualification and taxation as such a real estate investment trust.

LATHAM & WATKINS
AMB Property Corporation
November 21, 1997
Page 2


        2. The Operating Partnership will be treated as a partnership for Federal income tax purposes (and not as an association or publicly traded partnership taxable as a corporation).

        3. Commencing with AMBIRA's taxable year ending December 31, 1989, AMBIRA has qualified for taxation as an "S corporation" (as such term is defined in Section 1361(a)(1) of the Code) for Federal income tax purposes and will continue to so qualify through the date of its revocation of its election to be taxed as an S corporation as a part of the Formation Transactions (as such term is defined in the Registration Statement).

        4. The statements in the Registration Statement set forth under the caption "Federal Income Tax Consequences" to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

        No opinion is expressed as to any matter not discussed herein.

        This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, the Officer's Certificate, the AMBIRA Officer's Certificate, the AMBII Officer's Certificate or the Proxy Representations, may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements.

        This opinion is rendered only to you, and is solely for your use and the use of your shareholders in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you or your shareholders for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                       Very truly yours,

                                       /s/ LATHAM & WATKINS